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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 Registration Statement of NSTAR of our report dated January 28, 1999 relating to the consolidated financial statements and financial statement schedules which appears in BEC Energy's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Amendment to the Registration Statement.



                                 /s/ PricewaterhouseCoopers LLP
                                    PRICEWATERHOUSECOOPERS LLP


August 17, 1999